Independent auditors' consent

The board and shareholders
AXP Tax-Free Money Fund, Inc.:



We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.




/s/KPMG LLP
   KPMG LLP


Minneapolis, Minnesota
February 2, 2001